UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2009

Libbey Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Madison Avenue, Toledo, Ohio		43604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-325-2100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 13, 2009, the New York Stock Exchange notified the Company that it has fallen below the NYSE’s continued listing standard that requires that the average market capitalization of a listed company be not less than $15 million over a consecutive 30 trading-day period. Accordingly, trading of the Company's common stock on the NYSE will be suspended prior to the market opening on April 20, 2009, at which time the Company's common stock will begin trading on the Over The Counter Bulletin Board under a new ticker symbol.

On April 14, 2009 Libbey Inc. issued a press release related to this matter, which is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits 99.1 Press release dated April 14, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc

April 17, 2009	By:	/s/ Gregory T. Geswein

Name: Gregory T. Geswein
Title: Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 14, 2009